As filed with the Securities and Exchange Commission on July 24, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-1672743
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2200 Mission College Boulevard, Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)
Intel Corporation 2006 Equity Incentive Plan
(Full title of the plan)
Aparna Bawa
Executive Vice President, Chief Legal and People Officer
2200 Mission College Boulevard
Santa Clara, CA 95054-1549
(Name and address of agent for service)
(408) 765-8080
(Telephone number, including area code, of agent for service)

Copies to:
Ronald O. Mueller, Esq.
Gibson, Dunn & Crutcher LLP
1700 M Street, N.W.
Washington, DC 20036-4504
(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note
This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Intel Corporation (“Intel”) relating to 150,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), issuable to eligible participants under the Intel Corporation 2006 Equity Incentive Plan, as amended and restated (the “EIP”), which Common Stock is in addition to (i) the 150,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 7, 2025 (Commission File No. 333-291342), (ii) the 150,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on September 26, 2023 (Commission File No. 333-274690); (iii) the 80,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on July 29, 2022 (Commission File No. 333-266386); (iv) the 80,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on January 24, 2020 (Commission File No. 333-236046); (v) the 33,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on November 14, 2017 (Commission File No. 333-221555); (vi) the 34,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on July 28, 2015 (Commission File No. 333-205904); (vii) the 123,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on July 30, 2013 (Commission File No. 333-190236); (viii) the 13,512,737 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on June 24, 2011 (Commission File No. 333-175123); (ix) the 369,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on June 26, 2009 (Commission File No. 333-160272); (x) the 119,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on June 21, 2007 (Commission File No. 333-143932); and (xi) the 175,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Commission on June 21, 2006 (Commission File No. 333-135177) (collectively, the “Prior Registration Statements”).
This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of the Common Stock issuable under the EIP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.    Exhibits.

Exhibit No.	Description
4.1*
Corrected Third Restated Certificate of Incorporation of Intel Corporation, dated October 23, 2023 (incorporated by reference to Exhibit 3.1 of Intel’s Quarterly Report on Form 10-Q filed on October 27, 2023, Commission File No. 000-06217).

4.2*
Intel Corporation Bylaws, as amended and restated on November 29, 2023 (incorporated by reference to Exhibit 3.2 of Intel’s Current Report on Form 8-K filed on December 5, 2023, Commission File No. 000-06217).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included in signature page hereto).
99.1	Intel Corporation 2006 Equity Incentive Plan, as amended and restated effective May 13, 2026.
107.1	Filing Fee Table.
* Incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 24th day of July, 2026.

INTEL CORPORATION Registrant

By:	/s/ DAVID ZINSNER
David Zinsner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Each person whose signature appears below constitutes and appoints David Zinsner and Aparna Bawa, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

/s/ LIP-BU TAN	/s/ DAVID ZINSNER
Lip-Bu Tan Chief Executive Officer and Director (Principal Executive Officer)	David Zinsner Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
July 24, 2026	July 24, 2026

/s/ DR. CRAIG H. BARRATT	/s/ JAMES J. GOETZ
Dr. Craig H. Barratt	James J. Goetz
Director	Director
July 24, 2026	July 24, 2026

/s/ DR. ANDREA J. GOLDSMITH	/s/ ALYSSA HENRY
Dr. Andrea J. Goldsmith	Alyssa Henry
Director	Director
July 24, 2026	July 24, 2026

/s/ ERIC MEURICE	/s/ BARBARA G. NOVICK
Eric Meurice	Barbara G. Novick
Director	Director
July 24, 2026	July 24, 2026

/s/ STEVE SANGHI	/s/ GREGORY D. SMITH
Steve Sanghi	Gregory D. Smith
Director	Director
July 24, 2026	July 24, 2026

/s/ STACY J. SMITH	/s/ DION J. WEISLER
Stacy J. Smith	Dion J. Weisler
Director	Director
July 24, 2026	July 24, 2026